Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Sets Date of 2013 Annual Meeting

SAN JOSE, Calif. – May 28, 2013 – Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today that it has set Wednesday, August 14, 2013 as the date of its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), and that the record date for determining stockholders entitled to vote at the Annual Meeting is Monday, June 17, 2013. The deadline for stockholders to timely submit proposals to Harmonic to be brought before the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, is Friday, June 7, 2013. Pursuant to Harmonic’s Amended and Restated Bylaws, the deadline for stockholders to timely submit to Harmonic proposals to be brought before the Annual Meeting (except for proposals pursuant to Rule 14a-8) and to nominate candidates for Harmonic’s Board of Directors is Friday, June 7, 2013.

About Harmonic Inc.

Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The company’s production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.

CONTACTS:

Carolyn V. Aver	Michael Bishop
Chief Financial Officer	Investor Relations
Harmonic Inc.	+1.408.542.2760
+1.408.542.2500